Confirming Statement
Pursuant to Section 30(h) of the Investment Company Act of 1940, as amended, and as a Reporting Person of:

Putnam Municipal Opportunities Trust, Putnam Premier Income
Trust, Putnam Master Intermediate Income Trust, Putnam
Managed Municipal Income Trust, each a Putnam Closed-End
Fund, and Issuer of Putnam Investment Management, LLC and/or Putnam Investments, LLC, the Issuer's Investment
Adviser and Indirect Parent Holding Company, respectively,

I hereby authorize and designate Dana Scribner-Shea of the
Putnam Investments Legal and Compliance Department to file
SEC Exchange Act Forms 3, 4, or 5 on my behalf until
further notice in electronic format pursuant to Rule
101(b)(4) of Regulation S-T.
Signed by      /s/ Gregory McGreevey
                 Gregory McGreevey

On this 21st day of May, 2024, I certify that Gregory
McGreevey, having personally appeared before me,
proved to me through satisfactory evidence of identification to be the person whose name is signed on this Confirming
Statement document.  The notarized Confirming Statement
shall be provided to the Securities and Exchange
Commission in compliance with EDGAR procedures.
Signed by         /s/ Andrea Arrieta Valbuena
                      Notary Public
My commission expires   10/22/2025